EXHIBIT 5.1

                   [Letterhead of Thacher Proffitt & Wood LLP]






                                                October 29, 2003

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

                  Opinion:  Underwriting Agreement
                  Salomon Mortgage Loan Trust, Series 2003-CB5
                  C-BASS Mortgage Loan Asset Backed Certificates
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Ladies and Gentlemen:

         We have acted as counsel to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") in connection with (i) the Mortgage Loan Purchase Agreement, dated October 27, 2003 (the "Purchase Agreement"), between the Depositor and Credit-Based Asset Servicing and Securitization LLC (the "Seller"), (ii) the Pooling and Servicing Agreement, dated as of October 1, 2003 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, Litton Loan Servicing LP (the "Servicer") and U.S. Bank National Association (the "Trustee"), and the certificates issued pursuant thereto designated as Citigroup Mortgage Loan Trust, Series 2003-CB5, C-BASS Mortgage Loan Asset-Backed Certificates (collectively, the "Certificates"), (iii) the Custodial Agreement, dated October1, 2003 (the "Custodial Agreement"), among the Trustee, the Servicer and The Bank of New York (the "Custodian"), (iii) the Litton Indemnification Agreement, dated October 27 2003 (the "Litton Indemnification Agreement"), between the Depositor and the Servicer, (iv) the C-BASS Indemnification Agreement, dated October 27, 2003 (the "C-BASS Indemnification Agreement"), among the Depositor, Citigroup Global Markets Inc. and the Seller,
(v) the Underwriting Agreement, dated October 27, 2003 (the "Underwriting Agreement"), between the Depositor and Citigroup Global Markets Inc. pursuant to which certain Certificates were sold (collectively, the "Underwritten Certificates"), (vi) the Prospectus Supplement, dated October 27, 2003 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated October 27, 2003 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus"). The Purchase Agreement, the Pooling and Servicing Agreement, the Custodial Agreement, the C-BASS Indemnification Agreement, the Underwriting Agreement and the Litton Indemnification Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act") and Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, as amended (the "Code") applicable to a real estate mortgage investment conduit ("REMIC"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Pooling and Servicing Agreement, assuming the necessary authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         2. The Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery thereof and payment therefor as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with such Certificates, will be legally and validly issued and outstanding, fully paid and non- assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         3. Assuming compliance with the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or moficiation thereof, for United States federal income tax purposes within the meaning of the REMIC Provisions in effect on the date hereof, each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6 and REMIC 7 will qualify as a REMIC within the meaning of the REMIC Provisions of the Code, the REMIC 1 Regular Interests will represent ownership of "regular interests" in REMIC 1, the Class R-1 Interest will constitute the sole class of "residual interests" in REMIC 1, the Class AV-1 Certificates, Class AV-2 Certificates, Class AF Certificates, Class M-1 Certificates, Class M-3 Certificates, Class M-2 Interest, Class B-1 Interest, Class B-2 Interest,

                  Class B-3 Interest and Class X/N Interest will represent ownership of "regular interests" in REMIC 2 and will generally be treated as debt instruments of REMIC 2, the Class R-2 Interest will constitute the sole class of "residual interests" in REMIC 2, the Class M-2 Certificates, will represent ownership of "regular interests" in REMIC 3 and will generally be treated as debt instruments of REMIC 3, the Class R-3 Interest will constitute the sole class of "residual interests" in REMIC 3, the Class B-1 Certificates, will represent ownership of "regular interests" in REMIC 4 and will generally be treated as debt instruments of REMIC 4, the Class R-4 Interest will constitute the sole class of "residual interests" in REMIC 4, the Class B-2 Certificates, will represent ownership of "regular interests" in REMIC 5 and will generally be treated as debt instruments of REMIC 5, the Class R-5 Interest will constitute the sole class of "residual interests" in REMIC 5, the Class B-3 Certificates, will represent ownership of "regular interests" in REMIC 6 and will generally be treated as debt instruments of REMIC 6, the Class R-6 Interest will constitute the sole class of "residual interests" in REMIC 6, the Class X Certificates and the Class N Certificates, if held by the same person, will represent ownership of "regular interests" in REMIC 7 and will generally be treated as debt instruments of REMIC 7 and, if held by different investors, will generally be treated as partnership interests and the Class R-7 Interest will constitute the sole class of "residual interests" in REMIC 7. The Class R Certificates will represent the Class R-1 Interest and the Class R-2 Interest. The Class R-X Certificates will represent the Class R-3 Interest, Class R-4 Interest, Class R-5 Interest, Class R-6 Interest and Class R-7 Interest, within the meaning of the REMIC Provisions in effect on the date hereof.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters," without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                           Very truly yours,

                                           By: /s/ THACHER PROFFITT & WOOD LLP